As filed with the Securities and Exchange Commission on July 31, 1997.

                                      Registration No. 333-02987


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                     POST-EFFECTIVE AMENDMENT

                            NO. 1 TO

                             FORM S-8

                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933


                    VALERO ENERGY CORPORATION
      (Exact name of registrant as specified in its charter)


                Delaware                               74-1244795
      (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

           530 McCullough Avenue
           San Antonio, Texas                            78215
(Address of Principal Executive Offices)               (Zip Code)


                    VALERO ENERGY CORPORATION
             NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                     (Full title of the plan)


                      RAND C. SCHMIDT, ESQ.
                       Corporate Secretary
                      530 McCullough Avenue
                    San Antonio, Texas  78215
                          (210) 246-2030
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

Deregistration of Common Stock and Preference Share Purchase Rights

     On April 30, 1996, Valero Energy Corporation (the "Company") filed with the Securities and Exchange Commission a registration statement on Form S-8 (Registration Statement No. 333-02987)(the "Registration Statement") registering 100,000 shares of the Company's Common Stock, $1.00 par value (the "Shares"), and 100,000 Preference Share Purchase Rights (the "Rights"), to be issued to participants under the Company's Non-Employee Director Stock Option Plan. Pursuant to its undertaking in the Registration Statement and pursuant to Rule 478 of the Securities Act of 1933, as amended, the Company hereby notifies the Securities and Exchange Commission that the Company has terminated the offering under the Registration Statement and hereby terminates the registration of any and all of the Shares and the Rights which remain unissued.


                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, and State of Texas, on July 30, 1997.

                                             VALERO ENERGY CORPORATION
                                             (Registrant)


                                             By   /s/ William E. Greehey
                                                  William E. Greehey,
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                  Title                           Date


                           Director (Chairman of the
                           Board) and Chief Executive
                           Officer (Principal Executive
/s/ William E. Greehey     Officer                         July 30, 1997
William E. Greehey

                           Director, President and
                           Chief Financial Officer
                           (Principal Financial
                           Officer and Principal
/s/ Edward C. Benninger    Accounting Officer)             July 30, 1997
Edward C. Benninger*


/s/ Ronald K. Calgaard     Director                        July 30, 1997
Ronald K. Calgaard*


/s/ Robert G. Dettmer      Director                        July 30, 1997
Robert G. Dettmer*


/s/ Ruben M. Escobedo      Director                        July 30, 1997
Ruben M. Escobedo*

/s/ James L. Johnson       Director                        July 30, 1997
James L. Johnson*

/s/ Lowell H. Lebermann    Director                        July 30, 1997
Lowell H. Lebermann*


/s/ Susan Kaufman Purcell  Director                        July 30, 1997
Susan Kaufman Purcell*


* By:  /s/ William E. Greehey
        William E. Greehey
        (as Attorney-in-Fact)